Exhibit 99.1
FOR IMMEDIATE RELEASE

SLEEP NUMBER ANNOUNCES THIRD QUARTER 2023 RESULTS

•Third quarter net sales declined 13% versus the prior year to $473 million; third quarter diluted loss per share of $0.10
•Initiated approximately $50 million of additional operating expense reduction actions for 2024 on top of an estimated $80 million for 2023
•Updated 2023 EPS outlook to a loss of up to $0.70 per share, which includes an estimated $10 million or $0.35 per share of restructuring charges to be recorded in the fourth quarter
•Amended and right-sized bank facility to provide additional covenant flexibility through 2024

MINNEAPOLIS – (November 7, 2023) – Sleep Number Corporation (Nasdaq: SNBR) today reported results for the quarter ended September 30, 2023.

“The third quarter was challenging for Sleep Number and the bedding industry as the consumer demand trajectory changed abruptly midway through the quarter,” said Shelly Ibach, Chair, President and CEO, Sleep Number. “In response, we acted quickly to further reduce costs, recalibrate our sales and marketing approach, and amend our credit agreement to provide additional covenant flexibility through the end of 2024. We expect these actions and broad-based restructuring initiatives to result in a more durable operating model with improved profitability and cash flows in a range of economic environments. We remain confident in our strategic direction and ability to deliver superior value creation over time.”

Third Quarter Financial Overview
•Net sales decreased 13% to $473 million; demand decelerated abruptly in August and September, leading to a low double-digit demand decline for the quarter versus prior year
•Gross margin of 57.4% was up 130 bp versus the prior year, primarily benefiting from pricing actions and easing commodity prices
•Operating expenses were reduced by $25 million to $266 million compared with $290 million last year
•Loss per diluted share of $0.10 compared with diluted earnings per share of $0.22 last year

Cash Flows Overview
•Net cash from operating activities of $32 million for the first nine months of the year, compared with $80 million for the same period last year
•Leverage ratio of 4.8x EBITDAR at the end of the third quarter versus covenant maximum of 5.0x
•Adjusted ROIC of 14.9% for the trailing twelve months

Business Restructuring Actions
In light of the demand trajectory change in August, the company initiated additional cost reduction actions which are expected to reduce 2024 operating expenses by approximately $50 million, and also accelerated gross margin initiatives. The operating expense reductions are incremental to the $80 million of operating expense reductions we expect to realize in 2023.
•The cost restructuring actions are broad-based and include a reduction in headcount across all areas of the organization, including in corporate and R&D functions
•We are rationalizing our store portfolio with a planned closure of 40 to 50 stores by the end of 2024, along with slowing the rate of new store openings and remodels, and also reducing our 2024 capital expenditures
•Gross margin improvement actions include value engineering and cost optimization strategies, including driving additional efficiencies through our manufacturing and home delivery network
•The business restructuring actions are expected to result in up to $20 million of one-time restructuring costs, with an estimated $10 million of the costs being recorded in the fourth quarter of this year

Amended Credit Agreement
•The company also amended the financial covenants of the revolving credit facility to provide greater flexibility through 2024, and right-sized the aggregate availability of the credit facility to $685 million
•Prospectively, the company will be utilizing a new definition for net leverage as highlighted on page 9 of this news release; our leverage ratio under the new definition was 3.8x EBITDAR at end of the third quarter

Sleep Number Announces Third-quarter 2023 Results - Page 2 of 10

Financial Outlook
The company updated its full-year 2023 diluted EPS outlook to a loss of up to $0.70 per share. The updated EPS outlook includes an estimated $10 million, or $0.35 per share, of restructuring charges to be recorded in the fourth quarter. The 2023 outlook assumes net sales are down low double digits versus the prior year, with approximately 100 basis points of gross margin rate improvement year-over-year. The company anticipates 2023 capital expenditures of approximately $60 million.

Conference Call Information
Management will host its regularly scheduled conference call to discuss the company’s results at 5 p.m. EST (4 p.m. CST; 2 p.m. PST) today. To access the webcast, visit the investor relations area of the Sleep Number website at https://ir.sleepnumber.com. The webcast replay will remain available for approximately 60 days.

About Sleep Number Corporation
Sleep Number is a wellness technology company. We are guided by our purpose to improve the health and wellbeing of society through higher quality sleep; to date, our innovations have improved over 15 million lives. Our wellness technology platform helps solve sleep problems, whether it’s providing individualized temperature control for each sleeper through our Climate360® smart bed or applying our 23 billion hours of longitudinal sleep data and expertise to research with global institutions.

Our smart bed ecosystem drives best-in-class engagement through dynamic, adjustable, and effortless sleep with personalized digital sleep and health insights; our millions of Smart Sleepers are loyal brand advocates. And our almost 4,500 mission-driven team members passionately innovate to drive value creation through our vertically integrated business model, including our exclusive direct-to-consumer selling in over 650 stores and online.

To learn more about life-changing, individualized sleep, visit a Sleep Number store near you, our newsroom.  and investor relations sites, or SleepNumber.com

Forward-looking Statements
Statements used in this news release relating to future plans, events, financial results or performance, such as the company’s full-year 2023 diluted EPS and future capital expenditures and operating expenses, are forward-looking statements subject to certain risks and uncertainties including, among others, such factors as current and future economic conditions and consumer sentiment; ability to realize expected cost savings and other benefits related to cost restructuring actions and to avoid unexpected adverse effects on the company; increases in interest rates, which have increased the cost of servicing the company’s indebtedness; availability of attractive and cost-effective consumer credit options; the effectiveness of the company’s marketing strategy and promotional efforts; the execution of Sleep Number’s Total Retail distribution strategy; operating with minimal levels of inventory, which may leave the company vulnerable to supply shortages; bank failures or other events affecting financial institutions; Sleep Number’s dependence on, and ability to maintain strong working relationships with key suppliers and third parties; rising commodity costs or third-party logistics costs and other inflationary pressures; risks inherent in global-sourcing activities, including tariffs, geo-political turmoil, war, strikes, labor challenges, government-mandated work closures, outbreaks of pandemics or contagious diseases, and resulting supply shortages and production and delivery delays and disruptions; risks of disruption due to health epidemics or pandemics, such as the COVID-19 pandemic; regional risks related to having global operations and suppliers, including climate and other disasters; ability to achieve and maintain high levels of product quality; ability to improve and expand Sleep Number’s product line and execute successful new product introductions; ability to prevent third parties from using the company’s technology or trademarks, and the adequacy of its intellectual property rights to protect its products and brand; ability to compete; risks of disruption in the operation of any of the company’s main manufacturing, distribution, logistics, home delivery, product development or customer service operations; the company’s ability to comply with existing and changing government regulation; pending or unforeseen litigation and the potential for associated adverse publicity; the adequacy of the company’s and third-party information systems and costs and disruptions related to upgrading or maintaining these systems; the company’s ability to withstand cyber threats that could compromise the security of its systems, result in a data breach or business disruption; Sleep Number’s ability, and the ability of its suppliers and vendors, to attract, retain and motivate qualified personnel; the volatility of Sleep Number stock; environmental, social and governance (ESG) risks, including increasing regulation and stakeholder expectations; and the company’s ability to adapt to climate change and readiness for legal or regulatory responses thereto. Additional information concerning these and other risks and uncertainties is contained in the company’s filings with the Securities and Exchange Commission (SEC), including the Annual Report on Form 10-K, and other periodic reports filed with the SEC. The company has no obligation to publicly update or revise any of the forward-looking statements in this news release.

# # #

Investor Contact: Dave Schwantes; (763) 551-7498; investorrelations@sleepnumber.com
Media Contact: Julie Elepano; julie.elepano@sleepnumber.com

Sleep Number Announces Third-quarter 2023 Results - Page 3 of 10

SLEEP NUMBER CORPORATION
AND SUBSIDIARIES
Consolidated Statements of Operations
(unaudited – in thousands, except per share amounts)

	Three Months Ended
	September 30, 2023	% of Net Sales	October 1, 2022	% of Net Sales
Net sales	$472,648	100.0%	$540,566	100.0%
Cost of sales	201,537	42.6%	237,479	43.9%
Gross profit	271,111	57.4%	303,087	56.1%
Operating expenses:
Sales and marketing	221,143	46.8%	239,656	44.3%
General and administrative	31,948	6.8%	36,003	6.7%
Research and development	12,633	2.7%	14,786	2.7%
Total operating expenses	265,724	56.2%	290,445	53.7%
Operating income	5,387	1.1%	12,642	2.3%
Interest expense, net	10,958	2.3%	5,606	1.0%
(Loss) Income before income taxes	(5,571)	(1.2%)	7,036	1.3%
Income tax (benefit) expense	(3,253)	(0.7%)	2,003	0.4%
Net (loss) income	$(2,318)	(0.5%)	$5,033	0.9%

Net (loss) income per share – basic	$(0.10)		$0.23

Net (loss) income per share – diluted	$(0.10)		$0.22

Reconciliation of weighted-average shares outstanding:
Basic weighted-average shares outstanding	22,479		22,218
Dilutive effect of stock-based awards	—		355
Diluted weighted-average shares outstanding	22,479		22,573

For the three months ended September 30, 2023, potentially dilutive stock-based awards have been excluded from the calculation of diluted weighted-average shares outstanding, as their inclusion would have had an anti-dilutive effect on our net loss per diluted share.

Sleep Number Announces Third-quarter 2023 Results - Page 4 of 10

SLEEP NUMBER CORPORATION
AND SUBSIDIARIES
Consolidated Statements of Operations
(unaudited – in thousands, except per share amounts)

	Nine Months Ended
	September 30, 2023	% of Net Sales	October 1, 2022	% of Net Sales
Net sales	$1,457,964	100.0%	$1,616,769	100.0%
Cost of sales	612,343	42.0%	686,439	42.5%
Gross profit	845,621	58.0%	930,330	57.5%
Operating expenses:
Sales and marketing	649,410	44.5%	700,405	43.3%
General and administrative	111,144	7.6%	116,049	7.2%
Research and development	42,521	2.9%	46,908	2.9%
Total operating expenses	803,075	55.1%	863,362	53.4%
Operating income	42,546	2.9%	66,968	4.1%
Interest expense, net	30,008	2.1%	11,352	0.7%
Income before income taxes	12,538	0.9%	55,616	3.4%
Income tax expense	2,637	0.2%	13,576	0.8%
Net income	$9,901	0.7%	$42,040	2.6%

Net income per share – basic	$0.44		$1.87

Net income per share – diluted	$0.44		$1.83

Reconciliation of weighted-average shares outstanding:
Basic weighted-average shares outstanding	22,412		22,444
Dilutive effect of stock-based awards	146		515
Diluted weighted-average shares outstanding	22,558		22,959

Sleep Number Announces Third-quarter 2023 Results - Page 5 of 10
SLEEP NUMBER CORPORATION
AND SUBSIDIARIES
Consolidated Balance Sheets
(unaudited – in thousands, except per share amounts)
subject to reclassification

	September 30, 2023	December 31, 2022
Assets
Current assets:
Cash and cash equivalents	$906	$1,792
Accounts receivable, net of allowances of $1,408 and $1,267, respectively	18,631	26,005
Inventories	116,224	114,034
Prepaid expenses	21,076	16,006
Other current assets	41,230	39,921
Total current assets	198,067	197,758
Non-current assets:
Property and equipment, net	190,707	200,605
Operating lease right-of-use assets	401,564	397,755
Goodwill and intangible assets, net	66,690	68,065
Deferred income taxes	21,391	7,958
Other non-current assets	82,616	81,795
Total assets	$961,035	$953,936
Liabilities and Shareholders’ Deficit
Current liabilities:
Borrowings under revolving credit facility	$488,000	$459,600
Accounts payable	168,883	176,207
Customer prepayments	45,902	73,181
Accrued sales returns	23,012	25,594
Compensation and benefits	24,281	31,291
Taxes and withholding	27,198	23,622
Operating lease liabilities	83,143	79,533
Other current liabilities	58,907	60,785
Total current liabilities	919,326	929,813
Non-current liabilities:
Operating lease liabilities	356,579	356,879
Other non-current liabilities	105,817	105,421
Total non-current liabilities	462,396	462,300
Total liabilities	1,381,722	1,392,113
Shareholders’ deficit:
Undesignated preferred stock; 5,000 shares authorized, no shares issued and outstanding	—	—
Common stock, $0.01 par value; 142,500 shares authorized, 22,228 and 22,014 shares issued and outstanding, respectively	222	220
Additional paid-in capital	12,769	5,182
Accumulated deficit	(433,678)	(443,579)
Total shareholders’ deficit	(420,687)	(438,177)
Total liabilities and shareholders’ deficit	$961,035	$953,936

Sleep Number Announces Third-quarter 2023 Results - Page 6 of 10
SLEEP NUMBER CORPORATION
AND SUBSIDIARIES
Consolidated Statements of Cash Flows
(unaudited – in thousands)
subject to reclassification

	Nine Months Ended
	September 30, 2023	October 1, 2022
Cash flows from operating activities:
Net income	$9,901	$42,040
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	55,196	49,342
Stock-based compensation	10,872	8,585
Net loss on disposals and impairments of assets	464	274
Deferred income taxes	(13,433)	(6,955)
Changes in operating assets and liabilities:
Accounts receivable	7,374	(1,029)
Inventories	(2,190)	(11,080)
Income taxes	3,571	4,530
Prepaid expenses and other assets	(5,903)	20,082
Accounts payable	5,199	28,889
Customer prepayments	(27,279)	(34,225)
Accrued compensation and benefits	(6,923)	(23,735)
Other taxes and withholding	5	4,744
Other accruals and liabilities	(5,038)	(1,340)
Net cash provided by operating activities	31,816	80,122

Cash flows from investing activities:
Purchases of property and equipment	(48,022)	(52,808)
Proceeds from sales of property and equipment	10	49
Issuance of notes receivable	(1,317)	—
Net cash used in investing activities	(49,329)	(52,759)

Cash flows from financing activities:
Net increase in short-term borrowings	20,334	34,781
Repurchases of common stock	(3,711)	(64,141)
Proceeds from issuance of common stock	428	998
Debt issuance costs	(424)	(42)
Net cash provided by (used in) financing activities	16,627	(28,404)

Net decrease in cash and cash equivalents	(886)	(1,041)
Cash and cash equivalents, at beginning of period	1,792	2,389
Cash and cash equivalents, at end of period	$906	$1,348

Sleep Number Announces Third-quarter 2023 Results - Page 7 of 10
SLEEP NUMBER CORPORATION
AND SUBSIDIARIES
Supplemental Financial Information
(unaudited)

	Three Months Ended		Nine Months Ended
	September 30, 2023	October 1, 2022	September 30, 2023	October 1, 2022
Percent of sales:
Retail stores	86.6%	86.3%	87.1%	86.7%
Online, phone, chat and other	13.4%	13.7%	12.9%	13.3%
Total Company	100.0%	100.0%	100.0%	100.0%

Sales change rates:
Retail comparable-store sales	(14%)	(21%)	(11%)	(10%)
Online, phone and chat	(14%)	0%	(13%)	3%
Total Retail comparable sales change	(14%)	(18%)	(11%)	(8%)
Net opened/closed stores and other	1%	2%	1%	3%
Total Company	(13%)	(16%)	(10%)	(5%)

Stores open:
Beginning of period	672	659	670	648
Opened	8	12	27	35
Closed	(2)	(9)	(19)	(21)
End of period	678	662	678	662

Other metrics:
Average sales per store ($ in 000's) [1]	$2,952	$3,302
Average sales per square foot [1]	$963	$1,093
Stores > $2 million net sales [2]	67%	77%
Stores > $3 million net sales [2]	27%	38%
Average revenue per smart bed unit [3]	$5,640	$5,083	$5,822	$5,416

1 Trailing twelve months Total Retail comparable sales per store open at least one year.
2 Trailing twelve months for stores open at least one year (excludes online, phone and chat sales).
3 Represents Total Retail (stores, online, phone and chat) net sales divided by Total Retail smart bed units.

Sleep Number Announces Third-quarter 2023 Results - Page 8 of 10
SLEEP NUMBER CORPORATION AND SUBSIDIARIES
Earnings before Interest, Taxes, Depreciation and Amortization (Adjusted EBITDA)
(in thousands)

We define earnings before interest, taxes, depreciation and amortization (Adjusted EBITDA) as net income plus: income tax expense, interest expense, depreciation and amortization, stock-based compensation and asset impairments. Management believes Adjusted EBITDA is a useful indicator of our financial performance and our ability to generate cash from operating activities. Our definition of Adjusted EBITDA may not be comparable to similarly titled definitions used by other companies. The table below reconciles Adjusted EBITDA, which is a non-GAAP financial measure, to the comparable GAAP financial measure:

	Three Months Ended		Trailing Twelve Months Ended
	September 30, 2023	October 1, 2022	September 30, 2023	October 1, 2022
Net (loss) income	$(2,318)	$5,033	$4,471	$53,181
Income tax (benefit) expense	(3,253)	2,003	1,346	15,247
Interest expense	10,958	5,606	37,641	13,196
Depreciation and amortization	18,200	17,180	72,338	64,217
Stock-based compensation	982	542	15,511	12,097
Asset impairments	292	95	491	338
Adjusted EBITDA	$24,861	$30,459	$131,798	$158,276

Free Cash Flow
(in thousands)

	Three Months Ended		Trailing Twelve Months Ended
	September 30, 2023	October 1, 2022	September 30, 2023	October 1, 2022
Net cash provided by (used in) by operating activities	$13,096	$51,431	$(12,168)	$87,448
Subtract: Purchases of property and equipment	18,123	16,249	64,668	70,338
Free cash flow	$(5,027)	$35,182	$(76,836)	$17,110

Note - Our Adjusted EBITDA calculations and Free Cash Flow data are considered non-GAAP financial measures and are not in accordance with, or preferable to, "as reported," or GAAP financial data. However, we are providing this information as we believe it facilitates analysis of the Company's financial performance by investors and financial analysts.
GAAP - generally accepted accounting principles in the U.S.

Sleep Number Announces Third-quarter 2023 Results - Page 9 of 10
SLEEP NUMBER CORPORATION AND SUBSIDIARIES
Calculation of Net Leverage Ratio under Revolving Credit Facility
(in thousands)

Our calculation of Net Leverage Ratio under Revolving Credit Facility was changed effective with the amendment of our credit facility on November 2, 2023. Prior to the amendment, the calculation included capitalized operating lease obligations based on a multiple of six times annual rent expense. The amendment replaced this line item with operating lease liabilities included in our financial statements under ASC 842. The calculations in accordance with the credit facility prior to, and subsequent to, the November 2, 2023 amendment are presented below:

PRIOR TO AMENDMENT OF OUR CREDIT FACILITY ON NOVEMBER 2, 2023

	Trailing Twelve Months Ended
	September 30, 2023	October 1, 2022
Borrowings under revolving credit facility	$488,000	$406,300
Outstanding letters of credit	7,147	5,947
Finance lease obligations	338	450
Consolidated funded indebtedness	$495,485	$412,697
Capitalized operating lease obligations [1]	679,224	650,742
Total debt including capitalized operating lease obligations (a)	$1,174,709	$1,063,439

Adjusted EBITDA (see above)	$131,798	$158,276
Consolidated rent expense	113,204	108,457
Consolidated EBITDAR (b)	$245,002	$266,733
Net Leverage Ratio under revolving credit facility (a divided by b)	4.8 to 1.0	4.0 to 1.0
1A multiple of six times annual rent expense is used as an estimate for capitalizing our operating lease obligations in accordance with our credit facility.

SUBSEQUENT TO AMENDMENT OF OUR CREDIT FACILITY ON NOVEMBER 2, 2023

	Trailing Twelve Months Ended
	September 30, 2023	October 1, 2022
Borrowings under revolving credit facility	$488,000	$406,300
Outstanding letters of credit	7,147	5,947
Finance lease obligations	338	450
Consolidated funded indebtedness	$495,485	$412,697
Operating lease liabilities [1]	439,722	427,613
Total debt including operating lease liabilities (a)	$935,207	$840,310

Adjusted EBITDA (see above)	$131,798	$158,276
Consolidated rent expense	113,204	108,457
Consolidated EBITDAR (b)	$245,002	$266,733
Net Leverage Ratio under revolving credit facility (a divided by b)	3.8 to 1.0	3.2 to 1.0
1Reflects operating lease liabilities included in our financial statements under ASC 842.

Note - Our Net Leverage Ratio under Revolving Credit Facility, EBITDA and EBITDAR calculations are considered non-GAAP financial measures and are not in accordance with, or preferable to, "as reported," or GAAP financial data. However, we are providing this information as we believe it facilitates analysis of the Company's financial performance by investors and financial analysts.
GAAP - generally accepted accounting principles in the U.S.

Sleep Number Announces Third-quarter 2023 Results - Page 10 of 10
SLEEP NUMBER CORPORATION AND SUBSIDIARIES
Calculation of Return on Invested Capital (Adjusted ROIC)
(in thousands)

Adjusted ROIC is a financial measure we use to determine how efficiently we deploy our capital. It quantifies the return we earn on our adjusted invested capital. Management believes Adjusted ROIC is also a useful metric for investors and financial analysts. We compute Adjusted ROIC as outlined below. Our definition and calculation of Adjusted ROIC may not be comparable to similarly titled definitions and calculations used by other companies. The tables below reconcile adjusted net operating profit after taxes (Adjusted NOPAT) and total adjusted invested capital, which are non-GAAP financial measures, to the comparable GAAP financial measures:

	Trailing Twelve Months Ended
	September 30, 2023	October 1, 2022
Adjusted net operating profit after taxes (Adjusted NOPAT)
Operating income	$43,458	$81,625
Add: Operating lease interest [1]	27,497	25,419
Less: Income taxes [2]	(1,168)	(24,306)
Adjusted NOPAT	$69,787	$82,738

Average adjusted invested capital
Total deficit	$(420,687)	$(437,471)
Add: Long-term debt [3]	488,338	406,750
Add: Operating lease liabilities [4]	439,722	427,613
Total adjusted invested capital at end of period	$507,373	$396,892

Average adjusted invested capital [5]	$469,782	$371,674

Adjusted ROIC [6]	14.9%	22.3%

1	Represents the interest expense component of lease expense included in our financial statements under ASC 842, Leases.
2	Reflects annual effective income tax rates, before discrete adjustments, of 1.6% and 22.7% for September 30, 2023 and October 1, 2022, respectively.
3	Long-term debt includes existing finance lease liabilities.
4	Reflects operating lease liabilities included in our financial statements under ASC 842.
5	Average adjusted invested capital represents the average of the last five fiscal quarters' ending adjusted invested capital balances.
6	Adjusted ROIC equals Adjusted NOPAT divided by average adjusted invested capital.

Note - the Company's adjusted ROIC calculation and data are considered non-GAAP financial measures and are not in accordance with, or preferable to, GAAP financial data. However, we are providing this information as we believe it facilitates analysis of the Company's financial performance by investors and financial analysts. The Company updated its Adjusted ROIC calculation effective beginning with the reporting period ended December 31, 2022, to reflect adjustments consistent with ASC 842. The prior period has been updated to reflect this calculation.
GAAP - generally accepted accounting principles in the U.S.